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                                        EXHIBIT 12(b)
                                       SUNAMERICA INC.
  COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
     (FIXED CHARGES INCLUDE DIVIDENDS PAID ON PREFERRED SECURITIES OF GRANTOR TRUSTS AND
          INTEREST INCURRED ON SENIOR DEBT, BUT EXCLUDE INTEREST INCURRED ON FIXED
               ANNUITIES, GUARANTEED INVESTMENT CONTRACTS AND TRUST DEPOSITS)


                                                                   Years ended September 30,
                                   ----------------------------------------------------------
                                        1997        1996        1995        1994        1993
                                   ---------   ---------   ---------   ---------   ---------
                                                (In thousands, except ratios)
Earnings:
Pretax income                      $ 537,050   $ 392,027   $ 279,606   $ 240,001   $ 184,011

Add:
  Interest incurred on
    senior indebtedness              106,279      69,033      55,985      50,292      36,246

  Dividends paid on preferred
    securities of grantor trusts      41,874      20,235       1,673          --          --
                                   ---------   ---------   ---------   ---------   ---------
Total earnings                     $ 685,203   $ 481,295   $ 337,264   $ 290,293   $ 220,257
                                   =========   =========   =========   =========   =========
Combined fixed charges and
  preferred stock dividends:
Interest incurred on:
  Senior indebtedness              $ 106,279   $  69,033   $  55,985   $  50,292   $  36,246

Dividends paid on preferred
  securities of grantor trusts        41,874      20,235       1,673          --          --
Dividends paid on preferred
  stock of SunAmerica Inc.,
  on a tax equivalent basis           26,648      38,662      41,914      54,528      42,675
                                   ---------   ---------   ---------   ---------   ---------
Total combined fixed charges
  and preferred stock dividends    $ 174,801   $ 127,930   $  99,572   $ 104,820   $  78,921
                                   =========   =========   =========   =========   =========

Ratio of earnings to combined
  fixed charges and preferred
  stock dividends (which include
  dividends paid on preferred
  securities of grantor trusts
  and interest incurred on senior
  debt, but exclude interest
  incurred on fixed annuities,
  guaranteed investment contracts
  and trust deposits)                    3.9x        3.8x        3.4x        2.8x       2.8x
                                   =========   =========   =========   =========  ========

                                       SUNAMERICA INC.
  COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
     (FIXED CHARGES INCLUDE DIVIDENDS PAID ON PREFERRED SECURITIES OF GRANTOR TRUSTS AND
                     INTEREST INCURRED ON SENIOR DEBT, FIXED ANNUITIES,
                     GUARANTEED INVESTMENT CONTRACTS AND TRUST DEPOSITS)

                                                                   Years ended September 30,
                                  ----------------------------------------------------------
                                        1997        1996        1995        1994        1993
                                  ----------  ----------   ---------   ---------   ---------
                                                (In thousands, except ratios)
Earnings:
Pretax income                     $  537,050  $  392,027   $ 279,606   $ 240,001   $ 184,011
                                  ----------  ----------   ---------   ---------   ---------
Add:
  Interest incurred on:
    Fixed annuity contracts          644,426     410,269     258,730     254,464     308,910
    Guaranteed investment
     contracts                       314,144     252,027     213,340     150,424     136,984
    Trust deposits                     9,726       9,968      10,519       8,516       8,438
    Senior indebtedness              106,279      69,033      55,985      50,292      36,246
                                  ----------  ----------   ---------   ---------   ---------
    Total interest incurred        1,074,575     741,297     538,574     463,696     490,578
                                  ----------  ----------   ---------   ---------   ---------
  Dividends paid on preferred
    securities of grantor trusts      41,874      20,235       1,673          --          --
                                  ----------  ----------   ---------   ---------   ---------
Total earnings                    $1,653,499  $1,153,559   $ 819,853   $ 703,697   $ 674,589
                                  ==========  ==========   =========   =========   =========
Combined fixed charges and
  preferred stock dividends:
Interest incurred on:
  Fixed annuity contracts         $  644,426  $  410,269   $ 258,730   $ 254,464   $ 308,910
  Guaranteed investment contracts    314,144     252,027     213,340     150,424     136,984
  Trust deposits                       9,726       9,968      10,519       8,516       8,438
  Senior indebtedness                106,279      69,033      55,985      50,292      36,246
                                  ----------  ----------   ---------   ---------   ---------
  Total interest incurred          1,074,575     741,297     538,574     463,696     490,578

Dividends paid on preferred
  securities of grantor trusts        41,874      20,235       1,673          --          --
Dividends paid on preferred
  stock of SunAmerica Inc., on
  a tax equivalent basis              26,648      38,662      41,914      54,528      42,675
                                  ----------  ----------   ---------   ---------   ---------
Total combined fixed charges
  and preferred stock dividends   $1,143,097  $  800,194   $ 582,161   $ 518,224   $ 533,253
                                  ==========  ==========   =========   =========   =========
Ratios of earnings to combined
  fixed charges and preferred stock
  dividends (which include dividends
  paid on preferred securities of
  grantor trusts and interest
  incurred on senior debt, fixed
  annuities, guaranteed investment
  contracts and trust deposits)          1.4x       1.4x         1.4x        1.4x       1.3x
                                  ==========  ==========   =========   =========  =========
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